STOCK PURCHASE AGREEMENT

THIS Stock Purchase Agreement (this "Agreement") dated April 28, 2022, is made by and between Christopher McEachnie (the "Purchaser"), and Rozh Caroro (the "Seller").

The purpose of this AGREEMENT is to set forth the terms whereby the Purchaser will buy 36,795,000 shares of Caro Holdings Inc. (the "Company") common stock (the "Shares") from the Seller.

The following numbered paragraphs reflect the entire understanding of the arrangement between Purchaser and Seller.

1) **Terms of Conditions of Purchase**

The Purchaser agrees to buy the Shares for US$475,000 (the "Purchase Price").

2) **Terms of Settlement**

Purchase Price for the Shares shall be paid pursuant to the terms of an escrow agreement between the Purchaser, the Seller and the Escrow Agent, as defined therein (the "Escrow Agreement"). The Purchase Price shall be paid as directed by the Seller upon release from escrow.

3) **Restricted Status of the Shares; Subsequent Dispositions.**

The Purchaser hereby confirms its understanding that the Shares to be delivered to the Purchaser will be "restricted securities" as that term is defined in Rule 144 under the under the *Securities Act of 1933, as amended* (the "Securities Act"), and agrees that such Shares shall bear a restrictive legend indicating that they have not been registered under the Securities Act. The Purchaser hereby agrees that it shall not make any subsequent offer, sale, transfer, or pledge of the Shares unless such disposition is pursuant to registration under the Securities Act and any applicable securities laws of any state or pursuant to an exemption therefrom.

4) **Representations and Warranties of Seller**

Seller represents and warrants that:

(a) immediately prior to and at the Closing, the Seller shall be the legal and beneficial owner of the Shares and the Seller shall transfer to the Purchaser the Shares free and clear of all liens, charges, covenants or adverse claims of any kind or character;

(b) the Seller has the legal power and authority to execute and deliver this Agreement and all other documents required to be executed and delivered by the Seller hereunder and to consummate the transactions contemplated hereby;

(c) the Seller is, and has been during the past ninety (90) days, an officer, director, 10% or greater shareholder or "affiliate" of the Company, as that term is defined in Rule 144 promulgated under the Securities Act;

(d) there are no investigations, actions, suits or proceedings, administrative or otherwise, threatened or pending to the knowledge of the Seller that affect each Seller's rights to their respective Shares or the sale of their respective Shares;

(e) the warranties and representations of the Seller and the provisions hereof shall survive the date hereof, and the consummation of the transactions contemplated herein;

(f) the Seller shall indemnify, defend and hold harmless Purchaser from and against all liabilities incurred by Purchaser, directly or indirectly, including without limitation, all reasonable attorney's fees and court costs, arising out of or in connection with the purchase of the each of the Seller's respective Shares set forth in this Agreement, except where fraud, intent to defraud or default of payment evolves on the part of Purchaser; and

(g) such Seller is not insolvent, is not in receivership, nor is any application for receivership pending; no proceedings are pending by or against it in bankruptcy or reorganization in any State or Federal court, nor has it committed any act of bankruptcy.

5) **Representations and Warranties of the Purchaser**

Purchaser represents and warrants that:

a.) the execution, delivery and performance by the Purchaser of this Agreement has been duly authorized and is within the Purchaser's powers and does not violate any contractual restriction contained in any agreement which binds or affects or purports to bind or affect the Purchaser. Purchaser's financial resources are sufficient to enable it to purchase the Shares upon the satisfaction of the terms and conditions set forth herein;

b.) this Agreement, when executed and delivered by the Purchaser shall be irrevocable and will constitute the legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium and other laws of general application affecting enforcement of creditors' rights generally or general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

c.) it is purchasing the Shares for his/its own account, with the intention of holding the Shares, with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Shares;

d.) it has adequate means of providing for his/its current needs and has no need for liquidity in this investment in the Shares. Purchaser is financially able to bear the economic risk of this investment, including the ability to hold the Shares indefinitely or to afford a complete loss of his, her or its investment in the Shares; and

e.) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares.

6) **Entire Agreement.**

This Agreement sets forth the entire understanding and agreement between the parties with reference to the subject matter hereof, and there are no other agreements, inducements, understandings, restrictions, warranties or other representations verbal or otherwise between the parties other than those set forth herein.

7) **Legal Agreement.**

By the signatures of their appointed representatives appearing below, the Purchaser and Seller will have duly executed and delivered this agreement, constituting a legal, valid and binding agreement enforceable under the laws of the State of Nevada in accordance with its terms.

8) **Further Acts.**

Each party to this Agreement agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

9) **Survival.**

This Agreement shall be binding on, and shall inure to the benefit of, the parties and their respective heirs, legal representatives, successors and assigns.

10) **Notice.**

All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing, and shall be deemed to have been duly given (1) on the date of delivery, if delivered personally, or sent by facsimile by 3:00 p.m. local time at the place of delivery on such date, followed by an original delivered by first class mail, registered or certified, return receipt requested, postage prepaid, to the party to whom notice is to be given, (2) within 72 hours after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified mail, return receipt requested, postage prepaid, or (3) on the following day if sent by a nationally recognized overnight delivery services, in each case, properly addressed to the party at his address set forth on the signature page of this Agreement or any other address that any party may designate by written notice to the others.

By the signatures of their appointed representatives appearing below, the Purchaser and Seller will have duly executed and delivered this agreement, constituting a legal, valid and binding agreement enforceable under the laws of the State of Nevada in accordance with its terms.

1. **Further Acts.**

Each party to this Agreement agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

2. **Survival**

This Agreement shall be binding on, and shall inure to the benefit of, the parties and their respective heirs, legal representatives, successors and assigns.

3. **Notice**

All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing, and shall be deemed to have been duly given (1) on the date of delivery, if delivered personally, or sent by facsimile by 5:00 p.m. local time at the place of delivery on such date, followed by an original delivered by first class mail, registered or certified, return receipt requested, postage prepaid, to the party to whom notice is to be given, (2) within 72 hours after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified mail, return receipt requested, postage prepaid, or (3) on the following day if sent by a nationally recognized overnight delivery services, in each case, properly addressed to the party at his address set forth on the signature page of this Agreement or any other address that any party may designate by written notice to the others.

4. **Assignment and Termination**

No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

5. **Counterparts**

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

PURCHASER:

Christopher McEachnie

Sign:

April 28, 2022

Date:

SELLER:

ROTH J. CARONO

Sign:

April 28, 2022

Date: